Exhibit 10 (h)

SECOND AMENDMENT TO THE FRISCH’S

EXECUTIVE SAVINGS PLAN

WHEREAS, Frisch’s Restaurants, Inc. (“Employer”) adopted the Frisch’s Executive Savings Plan (“Plan”) effective as of November 5, 1993; and

WHEREAS, pursuant to the terms of Article VIII of the Plan, the Employer has the right to amend or terminate the Plan at any time; and

WHEREAS, the Employer previously amended the Plan to adopt a prototype plan sponsored by Fidelity Management Trust Company to govern all Participant-directed investments other than investments in common stock of the Employer; and

WHEREAS, the Employer wishes to further amend the Plan to change various aspects of the Plan regarding investments in common stock of the Employer;

NOW THEREFORE, effective as of July 28, 2004, except as noted below, the Employer hereby modifies and amends the Plan as follows:

1. Section 2.13 of the Plan is deleted in its entirety and Sections 2.14 - 2.18 are renumbered to take into account the deletion of former section 2.13.

2. Section 3.1 of the Plan shall be amended effective June 1, 2004, such that the third sentence shall be deleted in its entirety and replaced with the following:

“The portion of a Participant’s Compensation that may be deferred hereunder for any Plan Year shall not exceed twenty-five percent (25%) of his Compensation for the entire Plan Year.”

3. Section 4.2 shall be amended effective July 28, 2004, such that the second sentence shall be deleted in its entirety and replaced with the following:

“Such investment options are as of the date hereof limited to the Common Stock Option and the Life Insurance Option as the Mutual Fund Option is provided through a separate plan sponsored by the Employer.”

4. Section 4.4 shall be amended effective July 28, 2004, such that the second sentence shall be deleted in its entirety and replaced with the following:

“The Employer Match shall be equal to fifteen percent (15%) of the Participant’s deferral allocated to the Common Stock Option.”

Exhibit 10 (h)

5. Section 5.1 shall be deleted in its entirety and replaced with the following:

“The Employer shall pay to the Participant the balance in the Participant’s Account in a single lump sum as soon as administratively practicable after the date on which the Participant’s employment by the Employer is terminated.”

6. Section 5.3 shall be deleted in its entirety and existing Section 5.4 shall be renumbered as Section 5.3 to take into account said deletion.

7. New Article X shall be added to the Plan to read as follows:

CHANGE OF CONTROL PROVISIONS

10.1 Impact of Event. In the event of a “Change of Control,” as defined in Section 10.2 (i), Employer shall, as soon as possible, but in no event longer than five (5) business days following the Change of Control, or sooner if directed by the Board, make an irrevocable contribution to the Plan in an amount that is necessary to fully fund the benefits or potential benefits for each Plan Participant or beneficiary pursuant to the terms of the Plan as of the date on which the Change of Control occurred; (ii) the Account shall be paid to the Participant within thirty (30) days of the effective date of the Change of Control or subsequent triggering event; and (iii) the Employer shall be responsible for determining the identity of the person entitled to receive benefits under the Plan and the amount of such benefits and for completing the payment of benefits to any person entitled to receive benefits under the Plan based on the records of the Employer prior to the Change of Control.

10.2 Definitions of “Change of Control”.

a. “Change of Control” shall mean the first to occur of the following events:

i. The “acquisition” after August 1, 2004, by any “Person” (as such term is defined below) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), of any securities of the Employer (the “Voting Securities”) which, when added to the Voting Securities then “Beneficially Owned” by such Person, would result in such Person “Beneficially Owning” 50% or more of the combined voting power of the Employer’s then outstanding Voting Securities; provided, however, that for purposes of this paragraph “a,” a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (A) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (B) is generally engaged in the business

Exhibit 10 (h)

of underwriting securities and acquires the Voting Securities (the “Underwriting Securities”) pursuant to the terms of an underwriting agreement (an “Underwriting Agreement”) to which the Employer and such underwriter are parties and which Underwriting Agreement is in accordance with Rule 10b-7 promulgated under the 1934 Act or to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement; (C) acquires the Voting Securities directly from the Employer; (D) as a result of a redemption or purchase of Voting Securities by the Employer, becomes the Beneficial Owner of more than the permitted percentage of Voting Securities by the Employer pursuant to a reduction of the number of Voting Securities outstanding resulting in an increase in the proportional number of shares Beneficially Owned by such Person; (E) is the Employer or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Employer (a “Subsidiary”) or (F) acquires Voting Securities in connection with a “Non-Control Transaction” (as defined below).

ii. The individuals who, as of August 1, 2004, are members of the Board of Directors of the Employer (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors of the Employer; provided, however, that if either the election of any new director or the nomination for election of any new director by the Employer’s stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

iii. Approval by shareholders of the Employer of:

(1) A merger, consolidation or reorganization involving the Employer (a “Business Combination”) other than a Non-Control Transaction; or

(2) An agreement for the sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 50% or more of the then outstanding Voting Securities is

Exhibit 10 (h)

Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Employer or any Subsidiary or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the shareholders of the Employer in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

b. “Non-Control Transaction” shall mean a Business Combination in which:

i. The shareholders of the Employer, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 67% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

ii. The individuals who were members of the Board of Directors of the Employer immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation; or

iii. No Person (other than the Employer or any Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements or any trust forming a part thereof maintained by the Employer, the Surviving Corporation, or any Subsidiary) who, immediately prior to the Business Combination, did not have Beneficial Ownership of 50% or more of the then outstanding Voting Securities, upon consummation of the Business combination, shall be the Beneficial Owner of 50% or more of the combined voting power of the election of directors generally of the Surviving Corporation’s then outstanding securities.

c. For purposes of this Section 1.12, “Person” shall mean an individual, trust, partnership, corporation, limited liability company, or any other entity recognized under the laws of the State of Ohio; the foregoing notwithstanding, “Person” shall not include any Person who, as of August 1, 2004, owns twenty percent (20%) of the voting stock of the Employer, either directly, in a representative capacity, or as the beneficiary of a trust or other entity recognized under the laws of the State of Ohio.

8. In all other respects the Plan shall remain unchanged.

Exhibit 10 (h)

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed this 29th day of September, 2004.

FRISCH’S RESTAURANTS, INC.

By:	/s/ Michael E. Conner
Vice President